Exhibit 4.3

THE SECURITIES TO BE SOLD PURSUANT TO THIS SUBSCRIPTION AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED IN REGULATION S PROMULGATED UNDER THE 1933 ACT) WITHOUT REGISTRATION UNDER THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS, UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY AND ANY SECURITY ISSUED ON EXERCISE HEREOF MUST NOT TRADE THE SECURITY BEFORE THE LATER OF (i) [         ], AND (ii) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.”

EXERCISABLE ONLY PRIOR TO 5:00 P.M., TORONTO TIME, ON [           ]

AFTER WHICH TIME THESE WARRANTS

SHALL BE NULL AND VOID

WARRANTS TO PURCHASE COMMON SHARES

OF

BLACKJACK SILVER CORP.

(a company existing under the Ontario Business Corporations Act (“OBCA”).

CERTIFICATE NO:	Number of warrants represented by this certificate – [ ]

THIS CERTIFIES THAT, for value received, [                ] (the “Holder”) is entitled, at any time prior to the Expiry Time, to purchase, at the Exercise Price, one Common Share in the capital stock of Blackjack Silver Corp. (the “Company”), for each of the one (1) Warrants evidenced hereby, by surrendering to the Company at its principal office, in the City of Toronto, Province of Ontario, Canada, this Warrant, together with a Subscription Form, duly completed and executed, in cash or a certified cheque, money order or bank draft payable to or to the order of the Company at par in the City of Toronto for the amount equal to the Exercise Price per Common Share multiplied by the number of Common Shares subscribed for, on and subject to the terms and conditions set forth below:

1.	Definitions

In this Warrant, including the preamble, unless there is something in the subject matter or context inconsistent therewith, the following expressions shall have the following meanings namely:

(a)	“Business Day” means any day other than a Saturday, Sunday, legal holiday or a day on which banking institutions are closed in Toronto, Ontario;

(b)	“Common Shares” means the common shares of the Company as the same may be reorganized or reclassified pursuant to any of the events set out in Section 9 hereof;

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(c)	“Company” means Blackjack Silver Corp. a corporation incorporated under the laws of Ontario and its successors and assigns;

(d)	“Exercise Price” means $[ ] in U.S. funds per Common Share, unless such price shall have been adjusted in accordance with the provisions of Section 9, in which case it shall mean the adjusted price in effect at such time;

(e)	“Expiry Time” means five o'clock in the afternoon, Toronto time, on [ ];

(g)	“person” means an individual, corporation, partnership, unincorporated syndicate, unincorporated organization, trust, trustee, executor, administrator, or other legal representative, or any group or combination thereof;

(h)	“Subscription Form” means the form of subscription annexed hereto as Schedule “A”; and

(i)	“this Warrant”, “Warrant”, “herein”, “hereby”, “hereof”, “hereto”, “hereunder” and similar expressions mean or refer to this Warrant and any deed or instrument supplemental or ancillary thereto and any schedules hereto or thereto and not to any particular article, section, subsection, clause, subclause or other portion hereof.

2.	Expiry Time

After the Expiry Time, all rights under any Warrants evidenced hereby, in respect of which the right of subscription and purchase herein provided for shall not theretofore have been exercised, shall wholly cease and terminate and such Warrants shall be void and of no value or effect.

3.	Exercise Procedure

The Holder may exercise the right of purchase herein provided for by surrendering or delivering to the Company prior to the Expiry Time at its principal office (a) this certificate, with the Subscription Form duly completed and executed by the holder or its legal representative or attorney, duly appointed by an instrument in writing in form and manner satisfactory to the Company, and (b) cash or a certified cheque, money order or bank draft payable to or to the order of the Company at par in the City of Toronto in an amount equal to the Exercise Price multiplied by the number of Common Shares for which subscription is being made.

Any warrant certificate and cash, certified cheque, money order or bank draft referred to in the foregoing clauses (a) and (b) shall be deemed to be surrendered only upon delivery thereof to the Company at its principal office in the manner provided in Section 24 hereof.

4.	Entitlement to Certificate

Upon such delivery and payment as aforesaid, the Company shall cause to be issued to the Holder hereof the Common Shares subscribed for not exceeding those which such Holder is entitled to purchase pursuant to this certificate and the Holder hereof shall become a shareholder of the Company in respect of such shares with effect from the date of such delivery and payment and shall be entitled to delivery of a certificate or certificates evidencing such shares and the Company shall cause such certificate or certificates to be mailed to the Holder hereof at the address or addresses specified in such subscription within five (5) business days of such delivery and payment.

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5.	Partial Exercise

The Holder may subscribe for and purchase a number of Common Shares less than the number he is entitled to purchase pursuant to this certificate. In the event of any such subscription and purchase prior to the Expiry Time, the Holder shall in addition be entitled to receive, without charge, a new Warrant certificate in respect of the balance of the Common Shares of which he was entitled to purchase pursuant to this certificate and which were then not purchased.

6.	No Fractional Shares

Notwithstanding any adjustments provided for in Section 9 hereof or otherwise, the Company shall not be required upon the exercise of any Warrants, to issue fractional Common Shares in satisfaction of its obligations hereunder. To the extent that the Holder would be entitled to purchase a fraction of a Common Share, such right may be exercised in respect of such fraction only in combination with other rights which in the aggregate entitle the Holder to purchase a whole number of Common Shares.

7.	Not a Shareholder

Nothing in this certificate or in the holding of a Warrant evidenced hereby shall be construed as conferring upon the Holder any right or interest whatsoever as a shareholder of the Company.

8.	Covenants

(a)                                     The Company covenants and agrees that (i) so long as any Warrants evidenced hereby remain outstanding, it shall reserve and there shall remain unissued out of its authorized capital a sufficient number of Common Shares to satisfy the right of purchase herein provided for should the Holder determine to exercise its rights in respect of all the Common Shares for the time being called for by such outstanding warrants, and (ii) all Common Shares which shall be issued upon the exercise of the right to purchase herein provided for, upon payment therefor of the amount at which such Common Shares may at the time be purchased pursuant to the provisions hereof, shall be issued as fully paid and non-assessable Common Shares and the holders thereof shall not be liable to the Company or to its creditors in respect thereof.

(b)                                     Corporate Status

The Company shall preserve and maintain its corporate existence and all licenses and permits that are material to the proper conduct of its business.

9.	Adjustment to Exercise Price

The Exercise Price in effect at any time is subject to adjustment from time to time in the events and in the manner provided as follows:

(1)	If and whenever at any time after the date hereof the Company:

(a)	issues Common Shares or securities exchangeable for or convertible into Common Shares to all or substantially all the holders of the Common Shares as a stock dividend; or

(b)	makes a distribution on its outstanding Common Shares payable in Common Shares or securities exchangeable for or convertible into Common Shares; or

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(c)	subdivides its outstanding Common Shares into a greater number of shares; or

(d)	consolidates its outstanding Common Shares into a small number of shares;

(any of such events being called a “Common Share Reorganization”), then the Exercise Price will be adjusted effective immediately after the effective date or record date for the happening of a Common Share Reorganization, as the case may be, at which the holders of Common Shares are determined for the purpose of the Common Share Reorganization by multiplying the Exercise Price in effect immediately prior to such effective date or record date by a fraction, the numerator of which is the number of Common Shares outstanding on such effective date or record date before giving effect to such Common Share Reorganization and the denominator of which is the number of Common Shares outstanding immediately after giving effect to such Common Share Reorganization (including, in the case where securities exchangeable for or convertible into Common Shares are distributed, the number of Common Shares that would have been outstanding had all such securities been exchanged for or converted into Common Shares on such effective date or record date).

(2)                                                                                     If and whenever at any time after the date hereof the Company fixes a record date for the issue of rights, options or warrants to the holders of all or substantially all of its outstanding Common Shares under which such holders are entitled to subscribe for or purchase Common Shares or securities exchangeable for or convertible into Common Shares, where

(a)	the right to subscribe for or purchase Common Shares, or the right to exchange securities for or convert securities into Common Shares, expires not more than 45 days after the date of such issue (the period from the record date to the date of expiry being herein in this Section 9 called the “Rights Period”), and

(b)	the cost per Common Share during the Rights Period (inclusive of any cost or acquisition of securities exchangeable for or convertible into Common Shares in addition to any direct cost of Common Shares) (herein in this Section 9 called the “Per Share Cost”) is less than 95% of the Current Market Price of the Common Shares on the record date,

(any of such events being called a “Rights Offering”), then the Exercise Price will be adjusted effective immediately after the end of the Rights Period to a price determined by multiplying the Exercise Price in effect immediately prior to the end of the Rights Period by a fraction:

(i)	the numerator of which is the aggregate of:

A.	the number of Common Shares outstanding as of the record date for the Rights Offering; and

B.	a number determined by dividing the product of the Per Share Cost and:

(I)	where the event giving rise to the application of this subsection 9(2) was the issue of rights, options or warrants to the holders of Common Shares under which such holders are entitled to subscribe for or purchase additional Common Shares, the number of Common Shares so subscribed for or purchased during the Rights Period, or

(II)	where the event giving rise to the application of this subsection 9(2) was the issue of rights, options or warrants to the holders of Common Shares under which such holders are entitled to subscribe for or purchase securities exchangeable for or convertible into

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Common Shares, the number of Common Shares for which those securities so subscribed for or purchased during the Rights Period could have been exchanged or into which they could have been converted during the Rights Period, by the Current Market Price of the Common Shares as of the record date for the Rights Offering; and

(ii)	the denominator of which is

A.	in the case described in subparagraph 9(2)(i)(B)(I), the number of Common Shares outstanding, or

B.	in the case described in subparagraph 9(2)(i)(B)(II), the number of Common Shares that would be outstanding if all the Common Shares described in subparagraph 9(2)(i)(B)(II) had been issued,

as at the end of the Rights Period.

Any Common Shares owned by or held for the account of the Company or any subsidiary or affiliate (as defined in the Securities Act (Ontario)) of the Company will be deemed not to be outstanding for the purpose of any such computation.

If by the terms of the rights, options or warrants referred to in this Section 9, there is more than one purchase, conversion or exchange price per Common Share, the aggregate price of the total number of additional Common Shares offered for subscription or purchase, or the aggregate conversion or exchange price of the convertible securities so offered, will be calculated for purposes of the adjustment on the basis of

(i)	the lowest purchase, conversion or exchange price per Common Share, as the case may be, if such price is applicable to all Common Shares which are subject to the rights, options or warrants, and

(ii)	the average purchase, conversion or exchange price per Common Share, as the case may be, if the applicable price is determined by reference to the number of Common Shares acquired.

To the extent that any adjustment in the Exercise Price occurs pursuant to this Section 9 as a result of the fixing by the Company of a record date for the distribution of rights, options or warrants referred to in this Section 9, the Exercise Price will be readjusted immediately after the expiration of any relevant exchange, conversion or exercise right to the Exercise Price which would then be in effect based upon the number of Common Shares actually issued and remaining issuable after such expiration, and will be further readjusted in such manner upon expiration of any further such right.

If the Holder has exercised this Warrant in accordance herewith during the period beginning immediately after the record date for a Rights Offering and ending on the last day of the Rights Period therefor, the Holder will, in addition to the Common Shares to which it is otherwise entitled upon such exercise, be entitled to that number of additional Common Shares equal to the result obtained when the difference, if any, between the Exercise Price in effect immediately prior to the end of such Rights Offering pursuant to this subsection is multiplied by the number of Common Shares received upon the exercise of this Warrant during such period, and the resulting product is divided by the Exercise Price as adjusted for such Rights Offering pursuant to this subsection; provided that the provisions of Section 6 will be applicable to any fractional interest

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in a Common Share to which such Holder might otherwise be entitled. Such additional Common Shares will be deemed to have been issued to the Holder immediately following the end of the Rights Period and a certificate for such additional Common Shares will be delivered to such Holder within ten Business Days following the end of the Rights Period.

(3)                                                                                         If and whenever at any time after the date hereof the Company fixes a record date for the issue or the distribution to the holders of all or substantially all its Common Shares of

(i)	shares of the Company of any class other than Common Shares,

(ii)	rights, options or warrants to acquire shares or securities exchangeable for or convertible into shares or property or other assets of the Company,

(iii)	evidence of indebtedness, or

(iv)	any property or other assets

and if such issuance or distribution does not constitute a Common Share Reorganization or a Rights Offering (any of such non-excluded events being called a “Special Distribution”), the Exercise Price will be adjusted effective immediately after such record date to a price determined by multiplying the Exercise Price in effect on such record date by a fraction:

(i)	the numerator of which is:

A.	the product of the number of Common Shares outstanding on such record date and the Current Market Price of the Common Shares on such record date; less

B.	the aggregate fair market value (as determined by action by the directors of the Company) to the holders of the Common Shares of such securities or property or other assets so issued or distributed in the Special Distribution; and

(ii)	the denominator of which is the number of Common Shares outstanding on such record date multiplied by the Current Market Price of the Common Shares on such record date.

Any Common Shares owned by or held for the account of the Company or any subsidiary or affiliate (as defined in the Securities Act (Ontario)) of the Company will be deemed not to be outstanding for the purpose of any such computation.

(4)                                                                                        If and whenever at any time after the date hereof there is a Common Share Reorganization, a Rights Offering, a Special Distribution, a reclassification of the Common Shares outstanding at any time or change of the Common Shares into other shares or into other securities (other than a Common Share Reorganization), or a consolidation, amalgamation or merger of the Company with or into any other corporation or other entity (other than a consolidation, amalgamation or merger which does not result in any reclassification of the outstanding Common Shares or a change of the Common Shares into other shares), or a transfer of the undertaking or assets of the Company as an entirety or substantially as an entirety to another corporation or other entity (any of such events being called a “Capital Reorganization”), the Holder, upon exercising this Warrant after the effective date of such Capital Reorganization, will be entitled to receive in lieu of the number of Common Shares to which such Holder was theretofore entitled upon such exercise, the aggregate number of

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shares, other securities or other property which such Holder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, the Holder had been the registered holder of the number of Common Shares to which such Holder was theretofore entitled upon exercise of this Warrant. If determined appropriate by action of the directors of the Company, appropriate adjustments will be made as a result of any such Capital Reorganization in the application of the provisions set forth in this Section 9 with respect to the rights and interests thereafter of the Holder to the end that the provisions set forth in this Section 9 will thereafter correspondingly be made applicable as nearly as may reasonably be in relation to any shares, other securities or other property thereafter deliverable upon the exercise hereof. Any such adjustment must be made by and set forth in an amendment to this Warrant approved by action by the directors of the Company and will for all purposes be conclusively deemed to be an appropriate adjustment.

10.	Rules Regarding Calculation of Adjustment of Exercise Price

(1)                                                                                       The adjustments provided for in Section 9 are cumulative and will, in the case of adjustments to the Exercise Price, be computed to the nearest one-tenth of one cent and will be made successively whenever an event referred to therein occurs, subject to the following subsections of this Section 10.

(2)                                                                                       No adjustment in the Exercise Price is required to be made unless such adjustment would result in a change of at least 1% in the prevailing Exercise Price; provided, however, that any adjustments which, except for the provisions of this subsection, would otherwise have been required to be made, will be carried forward and taken into account in any subsequent adjustments.

(3)                                                                                       No adjustment in the Exercise Price will be made in respect of any event described in Section 9, other than the events referred to in clauses 9(1)(c) and (d), if the Holder is entitled to participate in such event on the same terms, mutatis mutandis, as if the Holder had exercised this Warrant prior to or on the effective date or record date of such event.

(4)                                                                                       No adjustment in the Exercise Price will be made under Section 9 in respect of the issue from time to time of Common Shares issuable from time to time as dividends paid in the ordinary course to holders of Common Shares who exercise an option or election to receive substantially equivalent dividends in Common Shares in lieu of receiving a cash dividend, and any such issue will be deemed not to be a Common Share Reorganization.

(5)                                                                                       If at any time a dispute arises with respect to adjustments provided for in Section 9, such dispute will be conclusively determined by the auditors of the Company or if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by action by the directors of the Company and any such determination will be binding upon the Company, the Holder and shareholders of the Company. The Company will provide such auditors or accountants with access to all necessary records of the Company.

(6)                                                                                       In case the Company after the date of issuance of this Warrant takes any action affecting the Common Shares, other than action described in Section 9, which in the opinion of the board of directors of the Company would materially affect the rights of the Holder, the Exercise Price will be adjusted in such manner, if any, and at such time, by action by the directors of the Company but subject in all cases to any necessary regulatory approval. Failure of the taking of action by the directors of the Company so as to provide for an adjustment on or prior to the effective date of any action by the Company affecting the Common Shares will be conclusive evidence that the board of directors of the Company has determined that it is equitable to make no adjustment in the circumstances.

(7)                                                                                       If the Company sets a record date to determine the holders of the Common Shares for the purpose of entitling them to receive any dividend or distribution or sets a record date to take any other action

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and, thereafter and before the distribution to such shareholders of any such dividend or distribution or the taking of any other action, decides not to implement its plan to pay or deliver such dividend or distribution or take such other action, then no adjustment in the Exercise Price will be required by reason of the setting of such record date.

(8)                                                                                       In the absence of a resolution of the directors of the Company fixing a record date for a Special Distribution or Rights Offering, the Company will be deemed to have fixed as the record date therefor the date on which the Special Distribution or Rights Offering is effected.

(9)                                                                                       As a condition precedent to the taking of any action which would require any adjustment to this Warrant, including the Exercise Price, the Company must take any corporate action which may be necessary in order that the Company have unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all the shares or other securities which the Holder is entitled to receive on the full exercise thereof in accordance with the provisions hereof.

(10)                                                                                The Company will from time to time, immediately after the occurrence of any event which requires an adjustment or readjustment as provided in Section 9, forthwith give notice to the Holder specifying the event requiring such adjustment or readjustment and the results thereof, including the resulting Exercise Price.

(11)                                                                                The Company covenants to and in favour of the Holder that so long as this Warrant remains outstanding, it will give notice to the Holder of its intention to fix a record date for any event referred to in subsections 9(1), (2) or (3) (other than the subdivision or consolidation of the Common Shares) which may give rise to an adjustment in the Exercise Price, and, in each case, such notice must specify the particulars of such event and the record date and the effective date for such event; provided that the Company is only required to specify in such notice such particulars of such event as have been fixed and determined on the date on which such notice is given. Such notice must be given not less than 14 days in each case prior to such applicable record date or effective date.

11.	Consolidation and Amalgamation

(1)                                                                                      The Company shall not enter into any transaction whereby all or substantially all of its undertaking, property and assets would become the property of any other corporation (herein called a “successor corporation”) whether by way of reorganization, reconstruction, consolidation, amalgamation, merger, transfer, sale, disposition or otherwise, unless prior to or contemporaneously with the consummation of such transaction the Company and the successor corporation shall have executed such instruments and done such things as, in the opinion of counsel to the Holder, are necessary or advisable to establish that upon the consummation of such transaction:

(i)	the successor corporation will have assumed all the covenants and obligations of the Company under this Warrant, and

(ii)	the Warrant will be a valid and binding obligation of the successor corporation entitling the Holder, as against the successor corporation, to all the rights of the Holder under this Warrant;

(2)                                                                                       Whenever the conditions of subsection 11(1) shall have been duly observed and performed the successor corporation shall possess, and from time to time may exercise, each and every right and power of the Company under this Warrant in the name of the Company or otherwise and any act or proceeding by any provision hereof required to be done or performed by any director or officer of the Company may be done and performed with like force and effect by the like directors or officers of the successor corporation.

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12.	Representation and Warranty

The Company hereby represents and warrants with and to the Holder that the Company is duly authorized and has the corporate and lawful power and authority to create and issue this Warrant and the Common Shares issuable upon the exercise hereof and perform its obligations hereunder and that this Warrant represents a valid, legal and binding obligation of the Company enforceable in accordance with its terms.

13.	If Share Transfer Books Closed

The Company shall not be required to deliver certificates for Common Shares while the share transfer books of the Company are properly closed, prior to any meeting of shareholders or for the payment of dividends or for any other purpose and in the event of the surrender of any Warrant in accordance with the provisions hereof and the making of any subscription and payment for the Common Shares called for thereby during any such period delivery of certificates for Common Shares may be postponed for not exceeding five (5) business days after the date of the re-opening of said share transfer books. Provided however that any such postponement of delivery of certificates shall be without prejudice to the right of the Holder, if the Holder has surrendered the same and made payment during such period, to receive such certificates for the Common Shares called for after the share transfer books shall have been re-opened.

14.	Protection of Shareholders, Officers and Directors

Subject as herein provided, all or any of the rights conferred upon the Holder may be enforced by the Holder by appropriate legal proceedings. No recourse under or upon any obligation, covenant or agreement herein contained or in any of the Warrants represented hereby shall be had against any shareholder, officer or director of the Company, either directly or through the Company, it being expressly agreed and declared that the obligations under the Warrants evidenced hereby, are solely corporate obligations of the Company and that no personal liability whatever shall attach to or be incurred by the shareholders, officers, or directors of the Company or any of them in respect thereof, any and all rights and claims against every such shareholder, officer or director being hereby expressly waived as a condition of and as a consideration for the issue of the Warrants evidenced hereby.

15.	Lost Certificate

If the Warrant certificate evidencing the Warrants issued hereby becomes stolen, lost, mutilated or destroyed the Company may, on such terms as it may in its discretion impose, respectively issue and countersign a new warrant of like denomination, tenor and date as the certificate so stolen, lost mutilated or destroyed.

16.	Governing Law

This Warrant shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the laws of Canada applicable therein but the reference to such laws shall not, by conflict of laws rules or otherwise, require the application of the law of any jurisdiction other than the Province of Ontario. The Company hereby irrevocably attorns to the jurisdiction of the Courts of the Province of Ontario.

17.	Severability

If any one or more of the provisions or parts thereof contained in this Warrant should be or become invalid, illegal or unenforceable in any respect in any jurisdiction, the remaining provisions or parts thereof contained herein shall be and shall be conclusively deemed to be, as to such jurisdiction, severable

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therefrom and:

(a)	the validity, legality or enforceability of such remaining provisions or parts thereof shall not in any way be affected or impaired by the severance of the provisions or parts thereof severed; and

(b)	the invalidity, illegality or unenforceability of any provision or part thereof contained in this Warrant in any jurisdiction shall not affect or impair such provision or part thereof or any other provisions of this Warrant in any other jurisdiction.

18.	Headings

The headings of the articles, sections, subsections and clauses of this Warrant have been inserted for convenience and reference only and do not define, limit, alter or enlarge the meaning of any provision of this Warrant.

19.	Numbering of Articles, etc.

Unless otherwise stated, a reference herein to a numbered or lettered article, section, subsection, clause, subclause or schedule refers to the article, section, subsection, clause, subclause or schedule bearing that number or letter in this Warrant.

20.	Gender

Whenever used in this Warrant, words importing the singular number only shall include the plural, and vice versa, and words importing the masculine gender shall include the feminine gender.

21.	Day not a Business Day

In the event that any day on or before which any action is required to be taken hereunder is not a Business Day, then such action shall be required to be taken on or before the requisite time on the next succeeding day that is a Business Day. If the payment of any amount is deferred for any period, then such period shall be included for purposes of the computation of any interest payable hereunder.

22.	Computation of Time Period

Except to the extent otherwise provided herein, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”.

23.	Binding Effect

This Warrant and all of its provisions shall ensure to the benefit of the Holder, and their respective heirs, executors, administrators, successors, legal representatives and assigns and shall be binding upon the Company and its successors and permitted assigns. The expression the “Holder” as used herein shall include the Holder's assigns whether immediate or derivative.

24.	Notice

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Any notice, document or communication required or permitted by this Warrant to be given by a party hereto shall be in writing and is sufficiently given if delivered personally, or if transmitted by any form of recorded telecommunication tested prior to transmission, to such party addressed as follows:

(a)                                     to the Holder, at the address on the face page of this warrant certificate, and

(b)                                    to the Company at:

Blackjack Silver Corp.

401 Bay Street, Suite 2702

P.O. Box 36

Toronto, Ontario

M5H 2Y4

Attention: Julio DiGirolamo

Email: julio@blackjacksilver.com

Notice transmitted by a form of recorded telecommunication or delivered personally shall be deemed given on the day of transmission or personal delivery, as the case may be. Any party may from to time notify the other in the manner provided herein of any change of address which thereafter, until change by like notice, shall be the address of such party for all purposes hereof.

25.	Time of Essence

Time shall be of the essence hereof.

26.	Transfer of Warrants

This Warrant is not transferable or assignable.

277.	Electronic Signature

This Warrant Certificate may be executed in one or more counterparts, each of which may be delivered by facsimile, by e-mail in PDF, or other legally permissible electronic signature, and each of which will be deemed to be an original, and all of which together will be deemed to be one and the same document.

IN WITNESS WHEREOF the Company has caused this Warrant certificate to be signed by its duly authorized officer as of this [         ].

BLACKJACK SILVER CORP.

per:
Authorized Signatory

The signature above shall be deemed to constitute an original signature to this Warrant Certificate.

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SCHEDULE “A”

SUBSCRIPTION FORM

TO:	BLACKJACK SILVER CORP.

The undersigned holder of the within Warrant certificate hereby irrevocably subscribes for ________________________Common Shares of Blackjack Silver Corp. (the “Company”) pursuant to the within Warrant certificate at the Exercise Price per share specified in the said Warrant certificate and encloses herewith cash or a certified cheque, money order or bank draft payable to the order of the Company in payment of the subscription price therefor.

DATED this _____ day of _______________ 20____.

NAME:

Signature:

Address:

☐ Please check box if these Common Share certificates are to be delivered at the office where this Warrant Certificate is surrendered, failing which the Common Shares certificates will be mailed to the subscriber at the address set out above.

If any Warrants represented by this certificate are not being exercised, a new Warrant certificate will be issued and delivered with the Common Share certificates.